STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

C T CORPORATION SYSTEM

NV

Job:C20180906-0641
September 10, 2018

Special Handling Instructions:
1FSC, EMAIL, DRR, 9/10/18

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20180394186-52	9/5/2018 8:04:03 AM	1	$175.00	$175.00
Total					$175.00

Payments

Type	Description	Amount
Billed	750060	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy 1

C T CORPORATION SYSTEM

NV

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090204

Filed in the office of	Document Number
Barbara K. Cegavske	20180394186-52
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/05/2018 8:04 AM
	Entity Number C3748-1987

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Heyu Biological Technology Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV. Authorization of Capital Stock shall be amended as follows:

At the effective time of this Amendment, each share of Common Stock of the Corporation issued and outstanding as of August 26, 2018 (the "Record Date") shall be subject to a hundred (100) for one (1) forward split. Such forward split shall not affect (i) the number of authorized shares of the Corporation's Common Stock, or (ii) the par value of the Corporation's common stock which shall remain $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 10,210,517

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.